Exhibit 11.1

Computation of Loss Per Share

                                                                                          Year Ended December 31,
                                                                                          -----------------------
                                                                             1999                   1998                   1997
                                                                             ----                   ----                   ----
Basic:
Net Loss ......................................................          $(18,371,064)           $(1,414,043)             $(226,839)
Deemed dividend ...............................................          $ (8,712,352)                    --                     --
                                                                         ------------
Net Loss applicable to
common stockholders ...........................................          $(27,083,416)           $(1,414,043)             $(226,839)
                                                                         ------------           ------------           ------------
Basic weighted average
shares outstanding ............................................             7,502,575              5,181,356              4,278,916
                                                                         ------------           ------------           ------------
Basic loss per common share ...................................          $      (3.61)           $      (.27)             $    (.05)
                                                                         ------------           ------------           ------------

Diluted:
Net Loss applicable to
common stockholders ...........................................          $(27,083,416)           $(1,414,043)             $(226,839)
                                                                         ------------           ------------           ------------
Basic weighted average shares outstanding .....................             7,502,575              5,181,356              4,278,916
                                                                         ------------           ------------           ------------
Net effect of dilutive
securities ....................................................                    --                     --                     --
Diluted weighted average shares outstanding ...................          $      (3.61)           $      (.27)             $    (.05)
                                                                         ------------           ------------           ------------